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                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-32016

                              PROSPECTUS SUPPLEMENT

                       To Prospectus dated March 17, 2000

      and supplemented by the Prospectus Supplements, dated April 17, 2000, May 12, 2000, June 26, 2000, July 20, 2000, and August 15, 2000 of

                       VALUE CITY DEPARTMENT STORES, INC.

         Filene's Basement, Inc. ("Filene's") sold the following number of shares of our common stock on the dates provided below:


-  2,000 shares on August 14, 2000;     -  2,000 shares on August 21, 2000;
-  2,000 shares on August 15, 2000;     -  2,000 shares on August 22, 2000;
-  2,000 shares on August 16, 2000;     -  2,000 shares on August 24, 2000; and
-  2,000 shares on August 17, 2000;     -  2,000 shares on August 25, 2000.
-  2,000 shares on August 18, 2000;


These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, Filene's beneficially owned 174,908 shares of our common stock.

         The John D. Holley Revocable Trust, John D. Holley TTEE (the "John Holley Trust") sold the following number of shares of our common stock on the dates provided below:

-  1,000 shares on August 14, 2000;     -  2,000 shares on August 24, 2000;
-  1,000 shares on August 15, 2000;     -  2,000 shares on August 25, 2000;
-  2,000 shares on August 16, 2000;     -  1,000 shares on August 28, 2000;
-  1,000 shares on August 17, 2000      -  2,000 shares on August 29, 2000;
-  1,000 shares on August 18, 2000;     -  2,000 shares on August 30, 2000;
-  2,000 shares on August 21, 2000;     -  2,000 shares on August 31, 2000; and
-  1,000 shares on August 22, 2000;     -  2,000 shares on September 1, 2000.

These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, the John Holley Trust beneficially owned 27,688 shares.

         The Philip S. Holley Revocable Trust, Philip S. Holley TTEE (the "Philip Holley Trust") sold the following number of shares of our common stock on the dates provided below:

-   2,000 shares on August 14, 2000;    -  2,000 shares on August 24, 2000;
-   2,000 shares on August 15, 2000;    -  2,000 shares on August 25, 2000;
-   2,000 shares on August 16, 2000;    -  2,000 shares on August 28, 2000;
-   2,000 shares on August 17, 2000;    -  2,000 shares on August 29, 2000;
-   2,000 shares on August 18, 2000;    -  2,000 shares on August 30, 2000;
-   2,000 shares on August 21, 2000;    -  2,000 shares on August 31, 2000; and
-   2,000 shares on August 22, 2000;    -  2,000 shares on September 1, 2000.

         These sales were effected by Donaldson, Lufkin & Jenrette Securities Corporation, as agent. Immediately following these sales, the Philip Holley Trust beneficially owned 29,987 shares.


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         On September 6, 2000, the closing price per share of our common stock on the New York Stock Exchange was $8.94.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus Supplement is September 7, 2000.